Exhibit 99.1

ImmuCell Announces Change in Timing of Anticipated FDA Submission

PORTLAND, Maine, June 28, 2023 (GLOBE NEWSWIRE) -- ImmuCell Corporation (Nasdaq: ICCC) (“ImmuCell” or the “Company”), a growing animal health company that develops, manufactures and markets scientifically proven and practical products that improve the health and productivity of dairy and beef cattle, today announced a change to its anticipated FDA submission schedule.

“Although we had planned to make our next FDA submission during the second quarter of this year, we have decided to add one additional month to the projected regulatory development process for Re-Tain®,” commented Michael F. Brigham, President and CEO of ImmuCell. “The CMC Technical Section is ready for submission at this time, but we are going to use this extra time to optimize our readiness for the related pre-approval re-inspection.”

About ImmuCell:

ImmuCell Corporation’s (Nasdaq: ICCC) purpose is to create scientifically proven and practical products that improve the health and productivity of dairy and beef cattle. ImmuCell manufactures and markets First Defense®, providing Immediate Immunity™ to newborn dairy and beef calves, and is in the late stages of developing Re-Tain®, a novel treatment for subclinical mastitis in dairy cows without a milk discard requirement that provides an alternative to traditional antibiotics. Press releases and other information about the Company are available at: http://www.immucell.com.

Contacts:	Michael F. Brigham, President and CEO ImmuCell Corporation (207) 878-2770 Joe Diaz, Robert Blum and Joe Dorame Lytham Partners, LLC (602) 889-9700 iccc@lythampartners.com

Cautionary Note Regarding Forward-Looking Statements (Safe Harbor Statement):

This Press Release contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and will often include words such as “expects”, “may”, “anticipates”, “aims”, “intends”, “would”, “could”, “should”, “will”, “plans”, “believes”, “estimates”, “targets”, “projects”, “forecasts”, “seeks” and similar words and expressions. Such statements include, but are not limited to, any forward-looking statements relating to: our plans and strategies for our business; projections of future financial or operational performance; the scope and timing of ongoing and future product development work and commercialization of our products; the timing and completeness of any regulatory submissions or milestones and possible regulatory approval of any of our products (including Re-Tain®) and any other statements that are not historical facts. These statements are intended to provide management’s current expectation of future events as of the date of this Press Release, are based on management’s estimates, projections, beliefs and assumptions as of the date hereof; and are not guarantees of future performance. Such statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, financial or operational performance or achievements to be materially different from those expressed or implied by these forward-looking statements, including, but not limited to, those risks and uncertainties detailed from time to time in filings we make with the Securities and Exchange Commission (SEC), including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. In addition, there can be no assurance that future risks, uncertainties or developments affecting us will be those that we anticipate. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.